UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	12-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 20, 2008, Robert Frankfurt (43) was unanimously elected to the Board of Directors of WHX Corporation (the “Company”) by the existing members of the Board of Directors to fill a vacancy created when the Board of Directors of the Company increased the number of authorized directors from seven (7) to eight (8).  Mr. Frankfurt is to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until his successor is duly elected and qualified.

Mr. Frankfurt was also named to the Audit Committee and Compensation Committee of the Board of Directors.  After reviewing the qualifications of Mr. Frankfurt, and any relationships he may have with the Company that might affect his independence from the Company, the Board of Directors has determined that Mr. Frankfurt (1) satisfies the audit committee independence requirements of the NASDAQ Stock Market, (2) is financially literate, (3) is a “non-employee director,” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and (4) is an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Mr. Frankfurt is the founder of Myca Partners, Inc., an investment advisory services firm, and has served as its President since November 2006.  From February 2005 through December 2005, Mr. Frankfurt served as the Vice President of Sandell Asset Management Corp., a privately owned hedge fund.   From October 2002 through January 2005, Mr. Frankfurt was a private investor.  Mr. Frankfurt graduated from the Wharton School of Business at the University of Pennsylvania with a B.S. in Economics and received an M.B.A. from the Anderson Graduate School of Management at UCLA.

There is no arrangement or understanding between Mr. Frankfurt and any other person pursuant to which Mr. Frankfurt was elected as a director of the Company.  There are no transactions, relationships or arrangements in which Mr. Frankfurt has an interest requiring disclosure under Item 404(a) of Regulation S-K.  A description of the compensation payable to members of the Company’s Board of Directors generally was included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on August 13, 2008.

Item 8.01.	Other Events.

On November 24, 2008, the Company issued a press release announcing that effective as of 5:00 p.m. (Eastern Time) on such day (the “Effective Time”), the Company amended its Amended and Restated Certificate of Incorporation to effectuate a 1-for-10 reverse stock split of its outstanding common stock, par value $0.01 per share (“Common Stock”).  Pursuant to the reverse stock split, every ten (10) shares of Common Stock issued and outstanding at the Effective Time was changed and reclassified into one (1) share of Common Stock immediately following the reverse stock split. The reverse stock split affects all shares of Common Stock, stock options, warrants, rights and convertible securities of the Company outstanding at the Effective Time.

As a result of the reverse stock split, the number of shares of Common Stock issued and outstanding has been reduced from 121,785,188 shares of Common Stock as of October 24, 2008 to approximately 12,178,519 shares of Common Stock, subject to immaterial differences because fractional shares will not be issued and the number of shares of a holder has been rounded up. The Company’s Common Stock began trading on the over-the-counter “Pink Sheets” on November 25, 2008 under the new trading symbol “WXCO” (CUSIP 929248 607).

The press release, which contains further information about the reverse stock split, is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release issued November 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHX CORPORATION

Dated: November 25, 2008	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued November 24, 2008.